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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 pr 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 15, 2004

                                OSPREY GOLD CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              NEVADA                     000-28107           88-0399260
     ----------------------------    ----------------      ------------------
    (State or other jurisdiction        (Commission         (I.R.S. Employer
    incorporation or organization)      File Number)       Identification No.)


   CSC SERVICES OF NEVADA INC. 502 EAST JOHN ST. ROOM E, CARSON CITY NV 89706
  ----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


             210 BROADWAY, SUITE 208, ORANGEVILLE ON CANADA L9W 5G4
             ------------------------------------------------------
                  (Former Address if Changed Since Last Report)


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 15, 2004, the Board of Directors of the Corporation removed the following principal officers: Gordon Leliever, President; Douglas Budden, Vice President; Betty North, Corporate Secretary; and appointed the following principal officers: Georges Benarroch, President; and Linda Kent, Corporate Secretary and Treasurer of the Corporation. Mr. Benarroch and Ms. Kent are currently directors of the Corporation.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On November 15, 2004, shareholders of Osprey Gold Corp. (the "Corporation") holding not less than a majority of the voting power of the Corporation approved, by written consent, an amendment to the By-laws of the Corporation to provide that a special meeting of the board of directors may be called by any director upon not less than two hours prior written notice by facsimile or personal delivery.

SECTION 8 - OTHER ITEMS

ITEM 8.01 - OTHER EVENTS

The Corporation's registered address has been changed to 502 East John St., Room E, Carson City, NV 89706.



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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

a)       Financial Statements of Business Acquired

Not Applicable.

b)       Pro-Forma Financial Information

Not Applicable.

c)       Exhibits

Not Applicable.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OSPREY GOLD CORP.

Date:    November 18, 2004       By: /s/ Georges Benarroch
                                     -------------------------------------------
                                     Georges Benarroch, President


Date:    November 18, 2004       By: /s/ Linda Kent
                                     -------------------------------------------
                                     Linda Kent, Corporate Secretary & Treasurer




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